                   HMG WORLDWIDE CORPORATION AND SUBSIDIARIES
                                   EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                          FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                          --------------------------------------
                                      INCOME              SHARES             PER SHARE
                                    (NUMERATOR)        (DENOMINATOR)          AMOUNT
                                    -----------        -------------          ------
Basic earnings (loss) per share:      ($6,468)            15,685             ($  0.41)
                                                                             ========

Effect of dilutive securities:
 Stock options and warrants              --                 --
                                      -------             ------

Diluted earnings (loss) per share     ($6,468)            15,685             ($  0.41)
                                      =======             ======             ========


                                          FOR THE SIX MONTHS ENDED JUNE 30, 2000
                                          --------------------------------------
                                    INCOME                  SHARES                PER SHARE
                                  (NUMERATOR)            (DENOMINATOR)              AMOUNT
                                  -----------            -------------              ------
Basic earnings per share:            $  847                 12,737                 $   0.06
                                                                                   ========

Effect of dilutive securities:
 Stock options and warrants            --                    3,209
                                     ------                 ------

Diluted earnings per share:          $  847                 15,946                 $   0.05
                                     ======                 ======                 ========